CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252684 on Form S-3 and Registration Statement Nos. 333-94997, 333-145246, 333-146661, 333-150816, 333-157820, 333-175274, 333-200983, 333-219921, and 333-233353 on Form S-8 of our report dated March 6, 2020, relating to the financial statements of Immersion Corporation appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 5, 2021